Exhibit 99.2

MARRONE BIO INNOVATIONS

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Introduction

On August 7, 2019, Marrone Bio Innovations, Inc. (“MBI” or the “Company”) entered into a share purchase agreement with Pro Farm Technologies OY, a Finnish limited company (“Pro Farm”) for the purchase of all the issued and outstanding equity interests in Pro Farm. On September 13, 2019, the Company completed its acquisition of Pro Farm for consideration valued at approximately $28,076,000. The accompanying unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2019 and the year ended December 31, 2018 (the “Pro Forma Statements of Operations”) are prepared due to the acquisition being significant to the Company on a combined basis.

The Pro Forma Statements of Operations and accompanying notes which have been prepared by the Company, are derived from (a) the unaudited condensed consolidated financial statements of the Company as of and for the nine months ended September 30, 2019 included in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2019; (b) the audited consolidated financial statements of the Company as of and for the year ended December 31, 2018 included in its Annual Report on Form 10-K for the year ended December 31, 2018; (c) the unaudited statement of operations of Pro Farm for the eight and a half months ended September 13, 2019 as provided by Pro Farm management, of which certain adjustments made by the Company to conform to the Company’s presentation; and (d) the audited Consolidated Balance Sheet, Consolidated Statement of Operations, Consolidated Statement of Stockholders’ Equity (Deficit), and Consolidated Statement of Cash Flows, and the related notes to the consolidated financial statements of Pro Farm (collectively the “Consolidated Financial Statements of Pro Farm”) for the year ended December 31, 2018 as reported in this Form 8-K/A in Exhibit 99.1. As Pro Farm is a foreign business that is not required to report interim financial statements under Finnish Accounting Standards, no condensed consolidated financial statements have been included in this filing.

The Pro Forma Statements of Operations are provided for illustrative purposes only and are not necessarily indicative of the results that actually would have occurred had the transaction been in effect on the periods indicated, or of the results that may occur in the future. The Pro Forma Statements of Operations are not necessarily indicative of the Company’s operations going forward based on Pro Farm’s limited operating history. The Pro Forma Statements of Operations for the nine-month period ended on September 30, 2019 and for the year ended December 31, 2018 were prepared assuming the purchase of Pro Farm occurred on January 1, 2018. The Pro Forma Statements of Operations should be read in conjunction with the Company’s annual consolidated financial statements of the Company as of and for the year ended December 31, 2018 included in its Annual Report on Form 10-K for the year ended December 31, 2018; the Company’s unaudited condensed consolidated financial statements of operations included in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2019; the audited Consolidated Financial Statements of Pro Farm for the year ended December 31, 2018 as reported in this Form 8-K/A in Exhibit 99.1.

A pro forma condensed combined balance sheet was not prepared as the purchase of Pro Farm, including closing adjustments and related financing transactions, occurred on or before September 13, 2019 and its financial statements were included in the Company’s condensed consolidated balance sheet as of September 30, 2019, as reported on the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019.

MARRONE BIO INNOVATIONS

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2018

	Historical (Audited)		Pro forma		Pro forma
in millions, except share data	MBI	Pro Farm	Adjustments		Combined

Revenues	$21,220	€138	$25	A	$21,383
Cost of product revenues	10,907	256	46	A	11,211
			2	B
Gross profits	10,313	(118)	(23)		10,172
Operating Expenses:
Research, development and patent	10,662	247	45	A	11,045
			91	C
Selling, general and administrative	19,155	1,181	214	A	22,322
			1,772	D
Total operating expenses	29,817	1,428	2,122		33,367
Loss from operations	$(19,504)	(1,546)	(2,145)		(23,195)
Other income (expense):
Interest expense	(2,057)	(65)	(12)	A	(2,134)
Interest expense, related parties	(451)	(2)	-	A	(453)
Change in fair value of financial instruments	(5,177)	16	3	A	(5,158)
Loss on extinguishment of debt, net	(2,196)	-	-		(2,196)
Gain on extinguishment of debt, related party	9,183	-	-		9,183
Other income (expense), net	(11)	2	-	A	(9)
Total other income (expense), net	(709)	(49)	(9)		(767)
Net loss	$(20,213)	€(1,595)	$(2,153)		$(23,962)
Basic and diluted net loss per common share:	$(0.20)				$(0.20)
Weighted-average shares outstanding used in computing basic and diluted net loss per common share:	101,248		17,360	E	118,608

See accompanying notes.

MARRONE BIO INNOVATIONS

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2019

	Historical (Unaudited)		Pro Forma		Pro Forma
in millions, except share data	MBI	Pro Farm*	Adjustments		Combined

Total revenues	$22,679	€755	$95	A	$23,529
Cost of product revenues	10,298	295	37	A	10,639
			9	B
Gross Profits	12,381	460	49		12,890
Operating Expenses:
Research, development and patent	10,336	289	37	A	10,723
			61	C
Selling, general and administrative	21,876	1,384	175	A	21,608
			1,184	D
			(3,011)	F
Total operating expenses	32,212	1,673	(1,554)		32,331
Loss from operations	(19,831)	(1,213)	1,603		(19,441)
Other income (expense):
Interest expense	(1,014)	(1,268)	(160)	A	(2,442)
Loss on modification of warrants	(1,564)	-	-		(1,564)
Loss on issuance of new warrants	(4,751)	-	-		(4,751)
Other income (expense), net	126	28	4	A	158
Total other income (expense), net	(7,203)	(1,240)	(156)		(8,599)
Net loss	$(27,034)	€(2,453)	$1,447		$(28,039)
Basic and diluted net loss per common share:	$(0.24)				$(0.22)
Weighted-average shares outstanding used in computing basic and diluted net loss per common share:	112,553		16,525	E	129,078

See accompanying notes.

*  Pro Farm historical unaudited Statement of Operations as of September 13, 2019 are provided by Pro Farm management and has not been subject to interim review or audit.

MARRONE BIO INNOVATIONS

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation

On August 7, 2019, Marrone Bio Innovations, Inc. (“MBI” or the “Company”) entered into a share purchase agreement with Pro Farm Technologies OY, a Finnish limited company (“Pro Farm”), for the purchase of all the issued and outstanding equity interests in Pro Farm. On September 13, 2019, the Company completed its acquisition of 100% of the outstanding shares of Pro Farm for consideration valued at approximately $28,076,000 (the “Pro Farm Acquisition”).

The historical financial information was derived from the historical consolidated financial statements of the Company and the historical consolidated financial statements of Pro Farm. The Pro Forma Condensed Combined Statements of Operations for the nine-month period ended on September 30, 2019 and for the year ended December 31, 2018 were prepared assuming the Pro Farm Acquisition occurred on January 1, 2018.

The following assumptions were used in preparing the Pro Forma Condensed Combined Statements of Operations:

●	The call option exercised by the Company after the modification of certain warrants on August 7, 2019 was assumed not to have been directly related to the Pro Farm Acquisition and therefore was not adjusted as if the transaction occurred on January 1, 2018. Upon the consummation of the private placement debt financing transaction in February 2018 the Company believes its cash position would have been sufficient to fund the cash consideration component of the Pro Farm Acquisition.

●	Revenues and direct operating expenses for Pro Farm were derived from the historical records of Pro Farm through September 13, 2019 and the audited financial statements for the year ended December 31, 2018.

The pro forma adjustments were based on information and estimates by management to be directly related to the purchase of Pro Farm. If the transaction had been in effect for the periods indicated, the results may have been substantially different. For example, the Company may have operated the business differently than historically, sales volume and prices may have been different, financing arrangements and costs of operating the business may have been different. These unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and may or may not provide an indication of results in the future.

2. Pro Forma Adjustments

The following additional assumptions were made in the preparation of the unaudited pro forma condensed combined financial statements:

A.	As Pro Farm historically reported financial information in Euros, the Company has assumed operating results utilizing an average foreign currency exchange rate for the period from January 1, 2018 to December 31, 2018 of 1.1812 Euros per U.S. Dollar and an average foreign currency exchange rate for the period from January 1, 2019, through September 13, 2019 of 1.12641 Euros per U.S. Dollar, to translate the operating results to the U.S. Dollar.

B	Adjustment to record warranty liability estimate in conjunction with conforming to the Company’s accounting policies.

C	Adjustment to record the expense of Pro Farm’s pre-acquisition capitalized intangibles in conformance to the Company’s accounting policies.

D	Adjustment to record the amortization of acquired Pro Farm intangible assets based on fair value in the amount of $21,733,000 as of September 13, 2019. Amortization expense based on the preliminary estimated useful life range of 10 to 13 years.

E	Adjustment to record the increase in weighted-average shares outstanding based on number of shares issued in connection with the Pro Farm Acquisition, as if the Pro Farm Acquisition occurred on January 1, 2018.

F	Adjustments to remove Pro Farm Acquisition transaction costs recognized during the nine months ended September 30, 2019.